UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2013 (April 23, 2013)

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(877) 370-4413

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 23, 2013, Arlington Asset Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with MLV and Co. LLC and JMP Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of up to $25,000,0000 principal amount of the Company’s 6.625% Senior Notes due 2023 (the “Notes”) on a “best efforts” basis. Subject to customary closing conditions, closing of the offering is expected to occur on May 1, 2013.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, to contribute to payments the Underwriters may be required to make in respect of these liabilities and to reimburse the Underwriters for certain expenses. In the ordinary course of business the Underwriters or their affiliates may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they may receive customary fees and expenses.

The Notes will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-171537) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on January 20, 2011.

The public offering price of the Notes was 100.0% of the principal amount (i.e., $25,000,000). The Company will receive net proceeds after underwriting commissions, but before expenses, of approximately $24.2 million and will use such proceeds to acquire certain of the Company’s target assets, including agency-backed mortgage-backed securities and private label mortgage-backed securities. The Company expects then to borrow against the assets that it acquires with the net proceeds of the offering through repurchase agreements and to use the proceeds of the borrowings to acquire additional target assets. The Company may also use the net proceeds for general working capital purposes.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 23, 2013, among the Company and MLV and Co. LLC and JMP Securities LLC, as representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: April 29, 2013	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 23, 2013, among the Company and MLV and Co. LLC and JMP Securities LLC, as representatives of the several underwriters named therein.